CLIFFORD L. NEUMAN, P.C. Attorney at Law TEMPLE-BOWRON HOUSE 1507 PINE STREET BOULDER, COLORADO 80302 Telephone: (303) 449-2100 Facsimile: (303) 449-1045 E-mail: clneuman@neuman.com

June 28, 2004

Founders Industries, Inc.
1026 West Main Street
Lewisville, Texas 75067

           Re:          Registration Statement on Form SB-2

Gentlemen:

       We have acted as legal counsel for Founders Industries, Inc. (the "Company") in connection with the Company's Registration Statement on Form SB-2 identified above (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Prospectus included as a part of the Registration Statement (the "Prospectus"), relating to 8,198,356 shares of Common Stock of the Company (the "Common Stock"). The Common Stock may be offered and sold by certain selling stockholders of the Company in the manner set forth in the Registration Statement and Prospectus.

       In connection therewith, we have examined: (a) the Registration Statement and the Prospectus included therein, as amended; (b) the Articles of Incorporation and Bylaws of the Company; and (c) the relevant corporate proceedings of the Company. In addition to such examination we have reviewed such other proceedings, documents, and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

       Based upon the foregoing, we are of the opinion that:
1.	The Company has been legally incorporated and is validly existing and in good standing under the laws of the State of Nevada.
2.	The shares of Common Stock have been validly and lawfully issued and are fully paid and nonassessable securities of the Company.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                                                             Sincerely,

                                                                                             /s/Clifford L. Neuman, P.C.
                                                                                             Clifford L. Neuman, P.C.

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